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                                                                    EXHIBIT 10.2


              FIRST UNION COMMERCIAL CORPORATION COMMITMENT LETTER

                                 USA TRUCK, INC.


January 11, 2000

Mr. Jerry D. Orler
Chief Financial Officer
USA Truck, Inc.
3200 Industrial Park Road
Van Buren, Arkansas  72956

Dear Jerry:

It is a pleasure to inform you that we hereby offer to enter into a leasing transaction with you under the terms and conditions set forth in this Commitment Letter.

1.   LESSEE:  USA Truck, Inc.

2.   LESSOR:  First Union Commercial Corporation.

3.   DESCRIPTION OF EQUIPMENT:

     Type A Equipment:    Approximately two hundred fourteen (214) new
                          International highway tractors.

     Type B Equipment:    Five (5) new International trainer tractors.

4.   COST OF EQUIPMENT:      Up to $15,600,000.00 in the aggregate.

5.   EQUIPMENT LOCATION:     Continental United States.

6.   LEASE TERM:

     Type A Equipment:    Forty-two (42) months.
     Type B Equipment:    Thirty-six (36) months.

7.   LEASE PAYMENTS:

     Type A Equipment:      Lessee shall be required to make forty-two (42)
     consecutive monthly payments, payable in arrears, each equal to the following percentages.


---------------------------------------------------------------------------------------------------------------------------------
 Month of       Jan      Feb     Mar      Apr       May       Jun      Jul      Aug      Sep      Oct       Nov        Dec
 Funding
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
 Monthly
 Rental        1.705    1.702   1.699    1.696    1.6948    1.6920    1.6620   1.658    1.654    1.652     1.64888   1.64497
 Rate            07      17      24        28        7         0         3       07       08      77
--------------------------------------------------------------------------------------------------------------------------------
 Lease         6.40%    6.35%   6.31%    6.26%     6.24%     6.19%     5.71%   5.65%    5.58%    5.56%      5.50%     5.44%
 Rate
---------------------------------------------------------------------------------------------------------------------------------


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     Type B Equipment:      Lessee shall be required to make thirty-six (36)
     consecutive monthly payments, payable in arrears, based on a lease rate of 6.34% and payment factor of 1.79291%.

     The lease payments for the Equipment covered by this Commitment Letter shall be an amount equal to the product of the cost of the Equipment multiplied by the monthly rental rate. The monthly rental rate will be determined by adjusting the lease rate in this transaction, which will float from the date of this Commitment Letter until the equipment funding date, based on the change in either the like term Treasury Note's yield to maturity (*see below), or the one year LIBOR rate of 6.46%, as published in the December 22nd, 1999 edition of the The Wall Street Journal and as published on the equipment funding date. The lease rate in this transaction will float up from the date of this Commitment Letter until the equipment funding date based on the change in either the above-referenced Treasury Note's yield to maturity or the one year LIBOR rate, whichever is greater. The lease rate shall be increased by .01% for each corresponding increase of .01% in the selected index. The lease rate in this transaction will float down from the date of this Commitment Letter until the equipment funding date based on the change in either the above-referenced Treasury Note's yield to maturity or the one year LIBOR rate, whichever is less. The lease rate shall be decreased by .01% for each corresponding decrease of .02% in the selected index.


                                                        Treasury Note's Yield at
     Funding month                 Treasury Note        time of pricing
--------------------------------------------------------------------------------

     January-April                 6 5/8% March, 2002          6.20%
     May-August                    5 7/8% September, 2002      6.21%
     September-December            5 3/4% April, 2003          6.27%

8. PURCHASE OPTION: At the expiration of the basic lease term, the Lessee shall have the option to purchase the equipment for its then fair market value.

9. TERMINAL RENTAL ADJUSTMENT CLAUSE: If the fair market value paid by the Lessee or a third party exceeds or falls below forty-five percent (45%) of the original equipment cost for Type A Equipment or fifty percent (50%) for Type B Equipment, the excess will be refunded or the shortfall will be reimbursed to Lessor by Lessee through a rental adjustment.

10. DEPRECIATION: For the account of the Lessor the assumption has been made that the property qualifies for a three (3) year depreciable life based upon its ADR guideline class of 00.26.

11. COMMITMENT EXPIRATION DATE: December 31, 2000. If the equipment has not been (a) delivered at the above referenced location, accepted by Lessee and the necessary Acceptance Certificates have not been executed prior to this expiration date, or (b) an adverse change has occurred in Lessee's financial condition since the date shown on the latest financial statement which Lessee has furnished prior to the date of this letter, then, at Lessor's option, Lessor may terminate its obligation under this commitment or may re-commit under different conditions.

12. TYPE OF LEASE: The lease will be a net lease whereby Lessee will be responsible for all expenses related to the use of the equipment including, but not limited to, maintenance costs, taxes, and insurance coverage.

13. INDEMNIFICATION: Lessee shall indemnify Lessor against all hazards, liabilities, claims, actions, contingencies, risks of loss, and loss of tax benefits retained by Lessor caused by the acts or omissions of Lessee.

14. EXPENSES: Lessee shall bear expenses related to (i) preparation, negotiation and the finalization of documents related to the transaction,
     (ii) out-of-pocket expenses for lien searches, title searches and obtaining certified copies of charter documents and good standing certificates, (iii) title application, lien application and registration fees and financing statement filing fees, and (iv) similar out-of-pocket expenses.


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15.  FINANCIAL STATEMENTS: During the term of the lease, Lessee shall provide
     Lessor with company prepared quarterly and annual audited financial statements.

16. ASSIGNMENT: This commitment and the benefits and obligations hereunder shall not be assignable by Lessee.

17. INSURANCE REQUIREMENT: As set forth in the attached Exhibit A with policyholder as First Union Commercial Corporation.

18. DOCUMENTATION: This Commitment Letter is subject to obtaining a lease document and other customary documentation, including without limitation, title registration applications and UCC financing statements, containing such terms and conditions, including additional terms and conditions to those set forth herein, as is satisfactory to Lessor.

It is understood that we are not bound by the oral or written statement of any employee or agent of ours, and that our obligations are contained only in this letter or any amendment to it in writing, or in the Equipment Lease signed by our authorized officer.

If you agree to enter into a leasing transaction on the terms set forth in this letter, in the Equipment Lease and in the Schedule, please indicate your acceptance by delivering the following to us within fifteen (15) days from the date of this letter.

1.   The Lessor counterpart of this letter executed by you;

2. The Lessor counterparts of the enclosed Equipment Lease and Schedule Nos. I and No. II executed by you;

3.   The enclosed Corporate Resolution with incumbency; and

4.   Certificate of Lessee (more than 50% usage).

      BY YOUR ACCEPTANCE HEREOF, YOU AGREE THAT THIS LETTER BECOMES A PART
                    OF THE EQUIPMENT LEASE REFERENCED ABOVE.

Please be assured that we shall be certain that you receive the best and most efficient leasing service.

Sincerely,

FIRST UNION COMMERCIAL CORPORATION

/s/ JODY ROBERTS

Jody Roberts
Vice President

/s/ WILLIAM H. GRIER

William H. Grier
Vice President

We hereby agree to enter the equipment leasing transaction described above on the terms and conditions set forth above and agree that the foregoing letter shall be a part of the Equipment Lease referred to in such letter.

USA TRUCK, INC.
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By:  /s/ JERRY D. ORLER
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Title:  CFO & SEC.
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Date:  January 12, 2000
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